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                                                                    Exhibit 23.1





                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the National City Corporation 2001 Stock Option Plan and the National City Corporation 1997 Stock Option Plan and to the incorporation by reference therein of our report dated January 23, 2002, with respect to the consolidated financial statements of National City Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Cleveland, Ohio
November 1, 2002